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Metris Receivables, Inc.                                   Metris Master Trust                          Monthly Report
Securityholders' Statement                                    Series 1999-2                                   Nov-1999
Section 5.2                                                                  Class A               Class B              Total
(i) Security Amount ....................................................   500,000,000.00       49,450,550.00      549,450,550.00
(ii) Security Principal Distributed ....................................             0.00                  --                0.00
(iii) Security Interest Distributed ....................................     2,377,083.33                  --        2,377,083.33
(iv) Principal Collections .............................................    26,143,784.52        2,585,649.05       28,729,433.57
(v) Finance Charge Collections .........................................    10,977,694.07        1,085,706.01       12,063,400.07
       Recoveries ......................................................       538,432.27           53,251.54          591,683.82
       Interest Earned on Accounts .....................................             0.00                0.00                0.00
         Total Finance Charge Collections ..............................    11,516,126.34        1,138,957.55       12,655,083.89
Total Collections ......................................................    37,659,910.86        3,724,606.60       41,384,517.46
    (vi) Aggregate Amount of Principal Receivables .....................               --                  --    4,951,095,302.26
       Invested Amount (End of Month) ..................................   500,000,000.00       49,450,550.00      549,450,550.00
       Floating Allocation Percentage ..................................       10.0987755%          0.9987800%         11.0975555%
       Fixed/Floating Allocation Percentage ............................       10.0987755%          0.9987800%         11.0975555%
       Invested Amount (Beginning of Month) ............................   500,000,000.00       49,450,550.00      549,450,550.00
       Average Daily Invested Amount ...................................               --                  --      549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .........................................................               --               86.05%   4,479,217,106.73
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ......               --                6.09%     316,909,316.91
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) .....               --                2.38%     123,988,737.86
       90 Days and Over (60+ Days Contractually Delinquent) ............               --                5.48%     285,067,173.44
Total Receivables ......................................................               --              100.00%   5,205,182,334.94
       (viii) Aggregate Investor Default Amount ........................               --                  --        4,794,790.23
         As a % of Average Daily Invested Amount
               (Annualized based on 365 days/year) .....................               --                  --               10.62%
(ix) Charge-Offs .......................................................             0.00                0.00                0.00%
(x) Servicing Fee ......................................................               --                  --          903,206.38
(xi) Unreimbursed Redirected Principal Collections .....................               --                  --                0.00
(xii) Excess Funding Account Balance ...................................               --                  --                0.00
(xiii) New Accounts Added ..............................................               --                  --                0.00
(xiv) Average Gross Portfolio Yield ....................................               --                  --               28.02%
         Average Net Portfolio Yield ...................................               --                  --               17.41%
(xv) Minimum Base Rate .................................................               --                  --                8.11%
        Excess Spread ..................................................               --                  --                9.29%
(xvi) Principal Funding Account Balance ................................               --                  --                0.00
(xvii) Accumulation Shortfall ..........................................               --                  --                0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                  --           July 2005
        Accumulation Period Length .....................................               --                  --                 N/A
(xix) Principal Funding Account Investment Proceeds Deposit ............               --                  --                0.00
        Required Reserve Account Amount ................................               --                  --                0.00
        Available Reserve Account Amount ...............................               --                  --                0.00
        Covered Amount .................................................               --                  --                0.00
(xx) Aggregrate Interest Rate Caps Notional Amount .....................               --                  --      500,000,000.00
        Deposit to the Caps Proceeds Account ...........................               --                  --                0.00
(xxi) Policy Claim Amount ..............................................               --                  --                0.00


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